Form F-4

Exhibit 24.1

POWERS OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Acetex Corporation whose signature appears below constitutes and appoints Brooke N. Wade and Donald K. Miller, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on October 31, 2003.

Signature	Title

/s/ Brooke N. Wade	Chairman and Chief Executive Officer and Director
Brooke N. Wade	(Principal Executive Officer)

/s/ Donald K. Miller	Chief Financial Officer (Principal Financial Officer
Donald K. Miller	and Principal Accounting Officer)

/s/ John B. Zaozirny	Director
John B. Zaozirny

/s/ John L. Garcia	Director
John L. Garcia

/s/ Pierre Dutheil	Director
Pierre Dutheil